Tax-Managed Funds Shareholder Report Proxy Voting Results

At a special meeting of shareholders on July 2, 2009, fund shareholders approved the following two proposals:

Proposal 1- Elect trustees for the fund.*

The individuals listed in the table below were elected as trustees for the fund. All trustees with the exception of Messrs. McNabb and Volanakis (both of whom already served as directors of The Vanguard Group, Inc.) served as trustees to the fund prior to the shareholder meeting.

Trustee                              For     Withheld    Percentage For
John J. Brennan              332,950,230    6,158,865             98.2%
Charles D. Ellis             328,349,533   10,759,561             96.8%
Emerson U. Fullwood          332,169,919    6,939,175             98.0%
Rajiv L. Gupta               332,466,216    6,642,878             98.0%
Amy Gutmann                  332,166,754    6,942,340             98.0%
JoAnn Heffernan Heisen       332,562,599    6,546,496             98.1%
F. William McNabb III        332,782,852    6,326,242             98.1%
Andre F. Perold              332,490,478    6,618,617             98.0%
Alfred M. Rankin, Jr.        332,559,339    6,549,756             98.1%
Peter F. Volanakis           332,772,952    6,336,142             98.1%

*  Results are for all funds within the same trust.

Proposal 2: - Update and standardize the funds' fundamental policies regarding:

(a) Purchasing and selling real estate.
(b) Issuing senior securities.
(c) Borrowing money.
(d) Making loans.
(e) Purchasing and selling commodities.
(f) Concentrating investments in a particular industry or group of industries.
(g) Eliminating outdated fundamental investment policies not required by law.

The revised fundamental policies are clearly stated and simple, yet comprehensive, making oversight and compliance more efficient than under the former policies. The revised fundamental policies will allow the funds to respond more quickly to regulatory and market changes, while avoiding the costs and delays associated with successive shareholder meetings.

                For      Abstain          Against       Broker        Percentage
                                                        Non-Votes            For
Tax-Managed Balanced Fund

2a       20,098,321      395,849          762,518       1,562,292       88.1%
2b       19,923,283      479,699          853,706       1,562,292       87.3%
2c       19,700,762      421,721        1,134,205       1,562,292       86.3%
2d       19,709,564      444,557        1,102,566       1,562,293       86.4%
2e       19,842,698      410,682        1,003,309       1,562,292       87.0%
2f       19,891,812      441,294          923,581       1,562,293       87.2%
2g       20,130,446      415,232          711,008       1,562,294       88.2%

Tax-Managed Growth and Income Fund

2a       34,517,238    1,032,437        1,165,869       2,382,597       88.3%
2b       34,371,942    1,108,210        1,235,392       2,382,597       87.9%
2c       34,032,274    1,125,722        1,557,548       2,382,597       87.0%
2d       34,101,064    1,173,426        1,441,055       2,382,596       87.2%
2e       34,062,529    1,067,679        1,585,336       2,382,597       87.1%
2f       34,263,249    1,091,872        1,360,423       2,382,597       87.6%
2g       34,666,772    1,120,509          928,264       2,382,596       88.7%

Tax-Managed Capital Appreciation Fund

2a       47,953,335      762,909        1,293,296       1,496,933       93.1%
2b       47,774,989      787,977        1,446,575       1,496,934       92.8%
2c       47,464,905      753,178        1,791,459       1,496,932       92.2%
2d       47,397,340      846,849        1,765,354       1,496,931       92.0%
2e       47,301,900      825,047        1,882,594       1,496,933       91.8%
2f       47,586,000      877,229        1,546,312       1,496,933       92.4%
2g       48,122,300      744,113        1,143,130       1,496,931       93.4%

Tax-Managed Small-Cap Fund

2a       45,514,086      741,292        1,329,232       3,142,669       89.7%
2b       45,245,097      849,395        1,490,118       3,142,668       89.2%
2c       44,968,725      763,653        1,852,233       3,142,668       88.6%
2d       44,990,591      855,772        1,738,248       3,142,668       88.7%
2e       44,984,890      762,992        1,836,729       3,142,668       88.7%
2f       45,228,710      900,305        1,455,594       3,142,670       89.2%
2g       45,616,705      800,467        1,167,439       3,142,668       89.9%

Tax-Managed International Fund

2a      157,120,042    1,841,738        1,990,201      14,006,240       89.8%
2b      156,753,034    2,002,075        2,196,871      14,006,241       89.6%
2c      155,973,327    1,984,158        2,994,495      14,006,241       89.1%
2d      156,345,047    2,079,259        2,527,675      14,006,240       89.4%
2e      155,951,363    2,106,659        2,893,960      14,006,239       89.1%
2f      156,278,470    2,129,567        2,543,943      14,006,240       89.3%
2g      156,735,818    2,060,004        2,156,157      14,006,241       89.6%